                                                                    EXHIBIT 10.2

                                    TERM NOTE

$30,000,000.00                                                   Omaha, Nebraska
                                                                    June 1, 2006

     FOR VALUE RECEIVED, the undersigned LINDSAY MANUFACTURING CO. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 1919 Douglas Street, (1st floor) Omaha, NE 68102, Nebraska, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million Dollars ($30,000,000.00), with interest thereon as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Nebraska are authorized or required by law to close.

     (b) "LIBOR" means the rate per annum and determined pursuant to the following formula:

                                        Base LIBOR
                      LIBOR = -------------------------------
                              100% - LIBOR Reserve Percentage

          (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as of 10:00 a.m. on each Business Day, as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, for the delivery of funds on such Business Day for a period of time equal to one (1) day and in an amount equal to the outstanding principal balance of this Note. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

          (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for actual changes in such reserve percentage during the applicable Fixed Rate Term.

INTEREST:

     (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum determined by Bank to be one half of one percent (0.50 %) above LIBOR in effect from time to time. Bank is hereby authorized to note the date, and interest rate applicable to this Note and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (c) Payment of Interest. Interest accrued on this Note shall be payable following the end of each fiscal quarter of Borrower on the dates set forth on
Schedule 1 attached hereto and incorporated herein by this reference, commencing September 11, 2006, and continuing up to and including March 8, 2013, with all remaining unpaid interest due and payable in full on June 10, 2013.

     (d) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest in effect on the scheduled maturity date of this Note, or any accelerated maturity date.

REPAYMENT:

     (a) Repayment. Principal shall be payable following the end of each fiscal quarter of Borrower on the dates set forth on Schedule 1 attached hereto and incorporated herein by this reference, commencing September 11, 2006, and continuing up to and including March 8, 2013, with a final installment consisting of all remaining unpaid principal due and payable in full on June 10, 2013.

     (b) Prepayment. Borrower may at any time and from time to time prepay principal and interest accrued on this Note in whole or in part without notice, premium or penalty.

     (c) Application of Payments. Each payment or prepayment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 1, 2006, as amended from time to time (the "Credit Agreement"). Any default in the payment of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

LINDSAY MANUFACTURING CO.


By: /s/ Richard W. Parod
    ----------------------------------
    Richard W. Parod, President &
    Chief Executive Officer

                             SCHEDULE 1 TO TERM NOTE

Principal Payment Date   Principal Payment Amount
----------------------   ------------------------
      09-11-2006               $1,071,428.57
      12-08-2006               $1,071,428.57
      03-08-2007               $1,071,428.57
      06-08-2007               $1,071,428.57
      09-11-2007               $1,071,428.57
      12-10-2007               $1,071,428.57
      03-10-2008               $1,071,428.57
      06-09-2008               $1,071,428.57
      09-09-2008               $1,071,428.57
      12-08-2008               $1,071,428.57
      03-09-2009               $1,071,428.57
      06-08-2009               $1,071,428.57
      09-09-2009               $1,071,428.57
      12-08-2009               $1,071,428.57
      03-08-2010               $1,071,428.57
      06-08-2010               $1,071,428.57
      09-09-2010               $1,071,428.57
      12-08-2010               $1,071,428.57
      03-08-2011               $1,071,428.57
      06-08-2011               $1,071,428.57
      09-09-2011               $1,071,428.57
      12-08-2011               $1,071,428.57
      03-08-2012               $1,071,428.57
      06-08-2012               $1,071,428.57
      09-11-2012               $1,071,428.57
      12-10-2012               $1,071,428.57
      03-08-2013               $1,071,428.57
      06-10-2013             Remaining Balance